Exhibit 5(a)

April 24, 2009

Kimco Realty Corporation

3333 New Hyde Park

New Hyde Park, New York 11042

Re:

Kimco Realty Corporation

Registration Statement on Form S-3

Indeterminate Aggregate Offering Price of Securities

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 filed by Kimco Realty Corporation, a Maryland corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on April 24, 2009 (File No. 333-  ) (the “Registration Statement”), you have requested our opinion with respect to the matters set forth below.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as to the validity of the Securities (as defined below).

You have provided us with a draft prospectus (the “Prospectus”) which is a part of the Registration Statement.  The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”).  The Prospectus, as supplemented by various Prospectus Supplements, will provide for the offering by the Registrant of (i) one or more series of debt securities (the “Debt Securities”), (ii) one or more classes or series of shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), (iii) shares of Preferred Stock represented by depositary shares (the “Depositary Shares”), (iv) shares of common stock, par value $.01 per share (the “Common Stock”), and (v) warrants to purchase Common Stock (the “Warrants”), in each case as shall be designated by the Registrant at the time of the offering.  Any Debt Securities and Preferred Stock may be convertible into shares of Common Stock.  The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock and the Warrants are collectively referred to herein as the “Securities.”

The Debt Securities will be issued pursuant to the indenture dated September 1, 1993, as amended (the “Indenture”), between the Registrant and The Bank of New York (as successor by merger to IBJ Schroder Bank and Trust Company), as trustee (the “Trustee”).  The Depositary Shares will be issued under one or more Deposit Agreements (each, a “Deposit Agreement”), each to be between the Registrant and a financial institution identified therein as the depositary (each, a “Depositary”).

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Securities, and for the purposes of this opinion, have assumed that proper proceedings in connection with the authorization and issuance of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal and New York laws, in the manner presently proposed.  In addition, we have made such legal and factual examinations and inquiries including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Registrant and others.

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We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.  Various issues concerning the laws of the State of Maryland are addressed in the opinion of Venable LLP, which has been separately provided to you.  We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusion expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

Assuming the execution, delivery and performance of the Indenture have been duly authorized by all necessary corporate action of the Registrant, and the Indenture has been duly executed and delivered by the Registrant, the Indenture constitutes a legally valid and binding agreement of the Registrant, enforceable against the Registrant in accordance with its terms.

2.

When (a) the Debt Securities have been duly authorized by all necessary corporate action of the Registrant and have been duly established in accordance with the Indenture and applicable law, and when the Debt Securities have been duly executed, issued, authenticated and delivered by or on behalf of the Registrant against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and the relevant underwriting or other purchase agreement, and (b) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Act, and assuming that (i) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), (ii) the Debt Securities as executed and delivered do not violate any law applicable to the Registrant or result in a default under or breach of any agreement or instrument binding upon the Registrant, (iii) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Registrant, whether imposed by any court or governmental or regulatory body having jurisdiction over the Registrant and (iv) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), the Debt Securities will be legally valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms.

3.

When the execution, delivery and performance of a Deposit Agreement (when the final terms thereof have been duly established) substantially in the form of Exhibit 4.1 to the Registration Statement has been duly authorized by all necessary corporate action of the Registrant, and when such Deposit Agreement is duly executed and delivered by the Registrant, such Deposit Agreement will constitute a legally valid and binding agreement of the Registrant, enforceable against the Registrant in accordance with its terms.

4.

When (a) the Depositary Shares have been duly authorized by all necessary corporate action of the Registrant and the final terms thereof have been duly established, and when the depositary receipts representing the Depositary Shares (the “Depositary Receipts”) in the form contemplated and authorized by a Deposit Agreement have been duly executed, issued, authenticated and delivered by or on behalf of the Registrant against payment therefor in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and the relevant underwriting or other purchase agreement, and (b) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Act, and assuming that (i) the terms of the Depositary Shares as executed and delivered are as described in the

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Registration Statement, the Prospectus, the related Prospectus Supplement(s), (ii) the Depositary Shares as executed and delivered do not violate any law applicable to the Registrant or result in a default under or breach of any agreement or instrument binding upon the Registrant, (iii) the Depositary Shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Registrant, whether imposed by any court or governmental or regulatory body having jurisdiction over the Registrant and (iv) the Depositary Shares are then issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), the Depositary Shares will be legally valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with the terms of the Depositary Shares.

Our opinions are subject to:  (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief,  (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that each of the Depositary Shares, Debt Securities, and Warrants, and the respective deposit agreements, indentures, and warrant agreements governing such securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP